Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MarketAxess Holdings Inc. of our report dated February 18, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in MarketAxess Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

New York, NY

June 10, 2020

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